Exhibit 32.2
Visual Networks, Inc.
Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned, the Chief Financial Officer of Visual Networks, Inc. (“the Company”), hereby certifies that, to his knowledge, on the date hereof:
(a)	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Donald E. Clarke

Donald E. Clarke
Executive Vice President and Chief
     Financial Officer
August 9, 2005